UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2017

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The board of directors (the “Board”) of Noble Midstream GP LLC (the “Company”), the general partner of Noble Midstream Partners LP (the “Partnership”) previously adopted the Noble Midstream Partners LP 2016 Long-Term Incentive Plan (the “LTIP”). On January 26, 2017, the Board approved a form of restricted unit award agreement that will be used to grant time-based restricted unit awards (“Restricted Units”) pursuant to the LTIP (a “RSU Award Agreement”). Under a RSU Award Agreement, award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units, except cash, stock or other security distributions constituting a dividend with respect to a Restricted Unit (“restricted distributions”) will be held by the Company subject to the restrictions set forth in the RSU Award Agreement until either the Restricted Units are forfeited and transferred by the employee to the Company or until the time such Restricted Unit vests. The RSU Award Agreement provides that the Restricted Units and restricted distributions are subject to restrictions on transferability and a substantial risk of forfeiture. If an award recipient’s service with the Company or any of its Affiliates (as defined in the RSU Award Agreement), is terminated prior to full vesting of the Restricted Units, then the award recipient will forfeit all unvested Restricted Units and restricted distributions, except that upon a change of control (as defined in the LTIP) or termination of the Participant due to death or disability, all unvested Restricted Units and restricted distributions will become immediately vested in full. The foregoing description of the form of RSU Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RSU Award Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.
In addition, on January 26, 2017, the Board approved grants of Restricted Units to Terry R. Gerhart, Chief Executive Officer of the General Partner, John F. Bookout, IV, Chief Financial Officer of the General Partner, Thomas W. Christensen, Chief Accounting Officer of the General Partner, and John C. Nicholson, Chief Operating Officer of the General Partner, pursuant to the LTIP and a corresponding RSU Award Agreement. The Restricted Units granted to these award recipients will vest and the forfeiture restrictions will lapse, subject to the conditions set forth in the RSU Award Agreement, as follows: (i) 20% of the Restricted Units as of the first anniversary of the date of grant, (ii) 30% of the Restricted Units as of the second anniversary of the date of grant, and (iii) the remaining outstanding unvested Restricted Units on the third anniversary of the date of grant.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Restricted Unit Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP

Date:	January 26, 2017	By:	Noble Midstream GP, LLC,
its General Partner

		By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Restricted Unit Award Agreement